UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2006

MORGAN BEAUMONT, INC.

(Exact name of Registrant as specified in charter)

NEVADA	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6015 31st Street East, Bradenton, FL 34203

(Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: 941-753-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions (see General Instructions A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8 Other Events.

(a) Agreement with Discover Card.

On May 10, 2006 we entered into that certain Stored Value Card Issuer Agreement with Discover Financial Services (“Discover”) for a term of three years pursuant to which we will privately label stored value cards for Discover. Funds can be placed onto the card at any Morgan Beaumont SIRE Network location and accessed at any Discover Network location. A copy of this agreement is attached hereto as Exhibit 8.1.1.

(b) Agreement with Cornerstone Bancard.

On May 8, 2006 we entered into that certain Stored Value Card Distribution Agreement with Cornerstone Bancard (“Cornerstone Bancard”) for a term of one year pursuant to which Cornerstone Bancard will have the non-exclusive right to distribute our hologram stored value cards. A copy of this agreement is attached hereto as Exhibit 8.1.2.

(c) Press Releases.

On May 9, 2006, we released a press release announcing our Stored Value Card Distribution Agreement with Cornerstone Bancard as more fully described above. A copy of this press release is attached hereto as Exhibit 8.2.1.

On May 10, 2006, we released a press release announcing the rescheduling of our fiscal 2006 second quarter earnings release to now be distributed on Monday, May 22, 2006 at 4:00 p.m. eastern standard time and the rescheduling of our conference call, which will be broadcast live over the Internet, for Monday, May 22, 2006 at 5:00 p.m. eastern standard time. A copy of this press release is attached hereto as Exhibit 8.2.2.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MORGAN BEAUMONT, INC.

By:	/s/ Clifford Wildes
Print:	Clifford Wildes
Title:	CEO, Treasurer and Director
Dated:	May 11, 2006

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
8.1.1	Agreement with Discover
8.1.2	Agreement with Cornerstone Bancard
8.2.1	Press Release for May 9, 2006
8.2.2	Press Release for May 10, 2006

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